SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM  8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 27, 1998
                                                  --------------------

                              TELEPAD CORPORATION
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                           0-21934              52-1680936
  ------------------------             ------------            -------------
     (State or other                   (Commission            (IRS Employer
     jurisdiction of                    File                 Identification
      incorporation)                    Number)                   Number)

   380 HERNDON PARKWAY, SUITE 1900, HERNDON, VIRGINIA             20170
 ----------------------------------------------------        -----------------
        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:          (703) 834-9000
                                                           -----------------



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Item 1.    Changes in Control of Registrant

     Not Applicable.

Item 2.    Acquisition or Disposition of Assets

         On May 27, 1998, TelePad Corporation ("TelePad"), pursuant to a Share Purchase Agreement dated as of May 27, 1998 (the "Purchase Agreement"), acquired from Christine LeMaire and Dean N. Eisenberger (collectively the "L&E Shareholders"), all of the outstanding capital stock of L&E Mobile Computer Mounts, Inc. ("L&E"). L&E is a distributor, installer and integrator of vehicle mounted mobile computers, and a distributor and manufacturer of mobile mounting products. At closing, among other things, TelePad paid a total of $1,300,000 in cash to the L&E Shareholders ("Cash Consideration") and issued to them a total of (a) 900,000 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock Consideration"), and (b) 950,000 shares, having a liquidation preference of $1.00 per share, of a new series of preferred stock designated Series C 7% Cumulative Redeemable Convertible Preferred Stock ("Preferred Shares"). TelePad is obligated to pay an additional sum (the "Additional Consideration") to the L&E Shareholders, within a specified number of days after the earlier of: (i) the third anniversary of the closing under the Purchase Agreement (the "Closing"); (ii) the date on which any event included in the definition of "Acceleration Event" occurs (including specified changes in control of TelePad and certain other extraordinary events regarding TelePad or L&E); and (iii) at TelePad's option, on an earlier date (the "Additional Consideration Payment Date"). The amount of the Additional Consideration will be based on either (a) a formula using a multiple of L&E's average annual "stand-alone" earnings before income taxes, depreciation and amortization (as defined in the Purchase Agreement) from the Closing to the Additional Consideration Payment Date, or (b) at TelePad's option, the present value on the Additional Consideration Payment Date, of $20,000,000 discounted from the third anniversary of the Closing, assuming a discount rate of 8.5% per annum. As a condition to the Closing, as a capital contribution, TelePad concurrently issued a non-recourse $333,000 note payable to L&E, which bears interest at a rate of 12% per annum, and which matures 60 days following the Closing (the "Note"). TelePad is obligated to make additional capital contributions to L&E of $333,000 on May 27, 1999 and $334,000 on May 27, 2000.

         Pursuant to the Certificate of Designations by which the Preferred Shares were created, each Preferred Share is convertible into one share of Common Stock, upon approval of such conversion (the "Conversion Proposal") by the holders of a majority of the outstanding Common Stock voted thereon in person or by proxy at an annual or special meeting (the "First Meeting"), or a subsequent annual or special meeting (the "Second Meeting"). TelePad intends to convene the First Meeting, and if necessary the Second Meeting, to seek shareholders approval of the Conversion Proposal, no later than the 210th day following the Closing. If the Conversion Proposal is approved, the 950,000 Preferred Shares will be converted into 950,000 shares of Common Stock (subject to certain anti-dilution adjustments).

         Subject to TelePad's right to redeem or purchase such shares, failure of the Preferred Shares to convert into Common Stock on or prior to the 210th day following the Closing would constitute an event of default under the pledge agreements between TelePad and the L&E Shareholders as discussed below (the "Pledge Agreements"), and, as a result, the L&E Shareholders would have a right to foreclose upon the L&E capital stock acquired by TelePad from the L&E Shareholders (the "L&E Stock") commencing on the 271st day following the Closing. The L&E Shareholders and the Investors (defined below) have agreed to vote all Common Stock held by such persons in favor of the Conversion Proposal.

         Dividends, payable annually in cash will begin to accrue on the Preferred Shares commencing on the earlier of January 1, 2000 and the date on which the Second Meeting is held if at such meeting shareholder approval of the Conversion Proposal is not obtained. At any time before, on or after the dividend commencement date, TelePad may at its option redeem, in whole or in part, the Preferred Shares at a redemption price equal to their liquidation preference plus, if the redemption date occurs after the dividend commencement date, accrued and unpaid dividends thereon to the redemption date.

         The Common Stock Consideration and the Preferred Shares are subject to certain purchase and sale obligations pursuant to the Purchase Agreement. Specifically, commencing 90 days following the Closing, each L&E Shareholder shall have the right to cause TelePad to purchase any part, or all, of the Common Stock Consideration and the Preferred Shares (including all Common Stock into which such shares may be converted), at a purchase price of $0.38 per share (the "Put Rights"). The earliest date on which the Put Rights shall terminate is the 300th day from the Closing, and the latest date is the first anniversary of the Closing. However, if the Common Stock comprising the Common Stock Consideration and, if the Conversion Proposal is approved, Common Stock issued upon conversion of the Preferred Shares are subject to a registration statement effective under the Securities Act of 1933 as amended (the "Securities Act"), the Put Right shall terminate on the later to occur of the 300th day after the Closing and the date such registration statement first becomes effective. If TelePad fails to file such a registration statement on or before the 210th day following the Closing an event of default will occur under the Pledge Agreements, entitling the L&E Shareholders to foreclose upon the L&E Stock as discussed above.

         In addition to its rights to redeem the Preferred Shares under the Certificate of Designations, TelePad has certain repurchase rights under the Purchase Agreement (the "Call Rights"). The Call Rights entitle TelePad, from time to time, to purchase from each L&E Shareholder (a) commencing on the Closing Date, and expiring on the 210th day following the Closing, up to 450,000 Preferred Shares (or Common Stock if such L&E Shareholder no longer owns any Preferred Shares) at a purchase price of $0.50 per share; and (b) if the Conversion Proposal is not approved on or prior to the 210th day following the Closing, commencing on such 210th day, and expiring 60 days thereafter, up to 475,000 Preferred Shares at a purchase price of $1.00 per share.

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


         The L&E Shareholders will continue to comprise the senior management of L&E pursuant to employment agreements with L&E executed at the Closing. Pursuant to the Purchase Agreement, until the Additional Consideration is paid, (a) the L&E Shareholders will have the right to nominate three of the five L&E directors, which three nominees TelePad is obligated to elect, and (b) the TelePad board of directors is obligated to appoint one of the L&E Shareholders to the existing vacant seat on TelePad's board of directors, and to nominate such person as a director.

         Until the Additional Consideration has been paid, no dividend or distribution in respect of the L&E Stock shall be paid or made to TelePad, except L&E is obligated to pay a dividend at the end of each fiscal quarter, in respect of the L&E Stock in an aggregate amount equal to the Estimated Tax Payment. Estimated Tax Payment means (a) 25% of L&E's estimated "stand alone" tax liability for the then current tax year, less (b) with respect to the initial tax year in which a change in L&E's method of accounting from "cash basis" to "accrual basis" occurs, the increase in L&E's estimated "stand alone" tax liability, if any, incurred solely as a result of such change in accounting method, to the fullest extent that funds are legally available for declaration of such dividends.

         Pursuant to separate Pledge Agreements, TelePad has granted security interests in the L&E Stock to L&E and the L&E Shareholders to secure TelePad's obligations (a) to pay the Note; (b) to pay the Additional Consideration; (c) to pay the above-discussed additional capital contributions to L&E; (d) to register the Common Stock of the L&E Shareholders under the Securities Act; (e) to satisfy the Put Rights, and (f) to nominate as a TelePad director a designee of the L&E Shareholders (collectively, the "Secured Obligations"). TelePad's liability in respect of the Secured Obligations is limited to the right of each L&E Shareholder to foreclose upon the L&E Stock which such L&E Shareholder sold to TelePad pursuant to the Purchase Agreement. However, as a condition to each L&E Shareholder's right to foreclose upon L&E Stock prior to the first anniversary of the Closing, he or she must transfer to TelePad 475,000 Preferred Shares; provided, however, if such L&E Shareholder owns fewer than 475,000 Preferred Shares, including as a result of the exercise of Put or Call Rights or redemption rights, then any shortfall shall be satisfied by such L&E Shareholder by transferring an equal number of shares of Common Stock.

         Under the Purchase Agreement, regardless of whether a default under the Pledge Agreements has occurred, TelePad is entitled at any time to assign and transfer 50% of the L&E Stock to one L&E Shareholder and the 50% balance of the L&E Stock to the other L&E Shareholder, in complete satisfaction of all of the Secured Obligations and in such event TelePad shall not have any personal or direct obligation or liability for payment, satisfaction or otherwise in respect of the Secured Obligations. Also, TelePad does not have any personal or direct obligation or liability in respect of the Secured Obligations except in respect of foreclosure against the L&E Stock as provided in the Pledge Agreements.

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         TelePad obtained $1,000,000 of the Cash Consideration through a portion of the proceeds realized on May 27, 1998 from TelePad's private sale of convertible notes in the aggregate principal amount of $1,500,000 (the "Investor Notes"), to the following private investors: Ellis Enterprises LTD, Beeston Investments LTD, The Hewlett Fund, Inc., Investcor LLC, Austrot Anstalt Schaan, Balmore Funds S.A., and The Gross Foundation, Inc. (collectively, the "Investors"). TelePad also issued to certain placement agents warrants to purchase 200,000 shares of Common Stock, at an exercise price of $0.98 per share, subject to certain anti-dilution and other adjustment provisions contained therein (the "Warrants"). Each Investor Note bears interest at a rate of 8% per annum, matures on the first anniversary of the Closing, and is convertible, in $25,000 increments, at the discretion of the holder into Common Stock from time to time until the principal balance and all unpaid interest on such Investor Note is paid in full (the "Conversion Date") at a specified per share conversion price subject to certain anti-dilution and other adjustments. TelePad has issued into escrow 1,500,000 shares of Common Stock reserved for delivery to the Investors in the event of the conversion of the Investor Notes. The issuance of any additional shares (in excess of such 1,500,000 shares) by TelePad to the Investors with respect to the conversion of the Investor Notes and the issuance of the Put Notes (if any), or to certain placement agents upon exercise of the Warrants, is subject to prior approval of TelePad's shareholders. The conversion price will be $0.98 per share if the conversion occurs within the first 120 days following the Closing, and thereafter if the average closing bid price for the Common Stock on the NASDAQ SmallCap Market, or any other securities exchange or securities market on which the Common Stock is then traded for any five consecutive days is less than $1.31, then the conversion price per share will be the lesser of (i) 75% of the average closing bid price of the Common Stock on the NASDAQ SmallCap Market, or any other securities exchange or securities market on which the Common Stock is then traded, for the five consecutive trading days immediately preceding the Conversion Date, or (ii) $0.98. TelePad has granted the Investors, a security interest in all of TelePad's assets, other than the L&E Stock, to secure the Investor Notes. The Investors have agreed to subordinate their security interest in TelePad's assets in favor of liens in connection with non-convertible debt financing on reasonable commercial terms by TelePad but up to a maximum prior lien of $1,000,000 and provided the Investors have been given seven business days prior notice of such financing.

         TelePad is obligated to file with the Securities and Exchange Commission ("SEC") a registration statement covering all of the Common Stock issuable upon exercise of the Warrants, and not fewer than 20,000 shares of Common Stock for each $10,000 of aggregate principal amount of the Investor Notes (the "Investor Shares"). If such registration statement is not declared effective within 120 days from the date of issuance of the Investor Notes, TelePad will be obligated to return one-fifth of the proceeds from the sale of the Investor Notes, which proceeds were paid into escrow by the Investors, in return for one fifth of the Investor Notes. The Investors are obligated to purchase from TelePad convertible notes (the "Put Notes") in the aggregate principal amount of $1,000,000, if TelePad exercises such right during the 45-day period commencing 30 days after the effective date of a registration statement covering the Investor Shares ("Put Period"). The Investors' obligation to purchase the Put Notes is contingent on, among other things, TelePad filing a registration statement relating to the Common Stock issuable upon conversion of the Put Note with the SEC on or before 60 days from Closing and such registration statement being declared effective by the SEC on or before 180 days from Closing.

         Upon the occurrence of certain events ("Investor Acceleration Events"),
(i) the interest rate under the Investor Notes is subject to increase from 8% per annum to 16% per annum, and (ii) all sums of principal and interest then remaining unpaid under the Investor Notes and all other amounts payable thereunder, shall be immediately due and payable, at the holders option, all without demand, presentment or notice, or grace period. Investor Acceleration Events include, among other things, (i) the failure of TelePad to obtain the approval of its shareholders required pursuant to NASDAQ's corporate governance rules to allow conversion of the Investor Notes and exercise of all the Warrants and conversion of the Put Notes, but only to the extent of the Investor Notes that may not be converted due to TelePad's failure to obtain such shareholder approval and (ii) if the registration statement covering the Investor Shares, described in the preceding paragraph, is not declared effective by the SEC prior to the 180th day after Closing.

         The above summary of certain terms and provisions of the Purchase Agreement, Certificate of Designations, Pledge Agreements, and certain documents executed in connection with such foregoing mentioned agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such documents which are included herewith as Exhibits 4.1 and 10.1 through 10.6 inclusive.

Item 3.    Bankruptcy or Receivership

     Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant

     Not Applicable.

Item 5.    Other Events

     Not Applicable.

Item 6.    Resignation of Registrant's Directors

     Not Applicable.

Item 7.    Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          The financial statements relating to L&E are not available at this time. Such financial statements will be filed by amendment not later than 60 days after the date this report is required to be filed.

     (b)  Pro Forma Financial Information.

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          The required pro forma financial information is not available at this time. Such information will be filed at the time the required financial statements are filed.

     (c)  Exhibits.

                   4.1 Certificate of Designations, Preferences and Rights of Series C 7% Cumulative Redeemable Convertible Preferred Stock of TelePad Corporation filed May 27, 1998 with the Secretary of State of Delaware.

                  10.1 Share Purchase Agreement dated as of May 27, 1998 among TelePad Corporation, L&E Mobile Computer Mounts, Inc., Christine LeMaire and Dean N. Eisenberger (excluding attachments and exhibits).

                  10.2 Registration Rights Provisions incorporated in Share Purchase Agreement (Exhibit 10.1) with respect to certain shares of Common Stock issued to former shareholders of L&E Mobile Computer Mounts, Inc.

                  10.3 $333,000 Promissory Note Payable to L&E Mobile Computer Mounts, Inc., issued May 27, 1998

                  10.4 Pledge and Security Agreement between TelePad Corporation and Christine LeMaire dated as of May 27, 1998.

                  10.5 Pledge and Security Agreement between TelePad Corporation and Dean N. Eisenberger dated as of May 27, 1998.

                  10.6 Pledge and Security Agreement between TelePad Corporation and L&E Mobile Computer Mounts, Inc. dated as of May 27, 1998.

                  99.1              Press release dated May 28, 1998.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 11, 1998

                               TELEPAD CORPORATION

                            By: /s/ Donald W. Barrett
                                ________________________________
                                Donald W. Barrett
                                Chairman and Chief Executive Officer

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                               INDEX TO EXHIBITS

================================================================================
     EXHIBIT               |
     NUMBER                |   DESCRIPTION
--------------------------------------------------------------------------------
          4.1              |   Certificate of Designations, Preferences and
                               Rights of Series C 7% Cumulative Redeemable
                               Convertible Preferred Stock of TelePad
                               Corporation filed May 27, 1998 with the
                               Secretary of State of Delaware.
--------------------------------------------------------------------------------
         10.1              |   Share Purchase Agreement dated as of May 27,
                               1998 among TelePad Corporation, L&E Mobile
                               Computer Mounts, Inc., Christine LeMaire and
                               Dean N. Eisenberger (excluding attachments and
                               exhibits).
--------------------------------------------------------------------------------
         10.2              |   Registration Rights Provisions incorporated in
                               Share Purchase Agreement (Exhibit 10.1) with
                               respect to certain shares of Common Stock issued
                               to former shareholders of L&E Mobile Computer
                               Mounts, Inc.
--------------------------------------------------------------------------------
         10.3              |   $333,000 Promissory Note Payable to L&E Mobile
                               Computer Mounts, Inc., issued May 27, 1998.
--------------------------------------------------------------------------------
         10.4              |   Pledge and Security Agreement between TelePad
                               Corporation and Christine LeMaire dated as of
                               May 27, 1998.
--------------------------------------------------------------------------------
         10.5              |   Pledge and Security Agreement between TelePad
                               Corporation and Dean N. Eisenberger dated as of
                               May 27, 1998.
--------------------------------------------------------------------------------
         10.6              |   Pledge and Security Agreement between TelePad
                               Corporation and L&E Mobile Computer Mounts, Inc.
                               dated as of May 27, 1998.
--------------------------------------------------------------------------------

         99.1              |   Press release dated May 27, 1998.
================================================================================


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